Exhibit 99.6

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in the Combined Company’s (as defined below) Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 13, 2026 (the “Form 8-K”).

On December 17, 2025, Yarrow Bioscience, Inc., a Delaware corporation (“Yarrow”), entered into an Agreement and Plan of Merger and Reorganization with VYNE Therapeutics Inc., a Delaware corporation (“VYNE”), which was amended on January 30, 2026 (as amended, the “Merger Agreement”), pursuant to which, among other matters, Yellow Merger Sub Corp., a direct, wholly owned subsidiary of VYNE (“Merger Sub”), merged with and into Yarrow, with Yarrow surviving as a wholly owned subsidiary of VYNE and the surviving corporation of the merger (the “Merger”). Concurrently with the execution of the Merger Agreement, and in order to provide Yarrow with additional capital for its development programs prior to the closing of the Merger (the “Closing”), certain existing investors entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Yarrow, pursuant to which such investors purchased, immediately prior to the Merger, shares of Yarrow’s common stock (“Yarrow Common Stock”) or, in lieu thereof, pre-funded warrants to purchase shares of Yarrow Common Stock (“Yarrow Pre-Funded Warrants”), for gross proceeds of approximately $100.0 million (the “Yarrow Pre-Closing Financing”).

On July 27, 2026 (the “Closing Date”), Yarrow and VYNE completed the Merger in accordance with the terms of the Merger Agreement. In connection with the completion of the Merger, Yarrow changed its name from “Yarrow Bioscience, Inc.” to “Yarrow Bioscience Operating Company Corp.,” VYNE changed its name to “Yarrow Bioscience, Inc.” and the current business of Yarrow became the primary business of the Combined Company. VYNE following the Merger is referred to herein as the “Combined Company.”

On the Closing Date, VYNE issued an aggregate of 2,130,731 shares of VYNE’s common stock (“VYNE Common Stock”) to Yarrow stockholders (after giving effect to the 1-for-50 reverse stock split of VYNE Common Stock in connection with the Merger), based on the exchange ratio of 0.7171 shares of VYNE Common Stock for each share of Yarrow Common Stock (the “Exchange Ratio”), including those shares of Yarrow Common Stock issued upon the conversion of Yarrow’s Series A preferred stock (“Yarrow Preferred Stock”) and those shares of Yarrow Common Stock issued in the Yarrow Pre-Closing Financing. In addition, the outstanding and unexercised Yarrow Pre-Funded Warrants and certain shares of Yarrow Common Stock (including shares issued upon the conversion of Yarrow Preferred Stock and shares issued in the Yarrow Pre-Closing Financing) were converted into 25,590,346 pre-funded warrants to purchase shares of VYNE Common Stock (“VYNE Pre-Funded Warrants”) on the existing terms and conditions and outstanding options to purchase shares of Yarrow Common Stock (“Yarrow Options”) were converted into 2,002,282 options to purchase shares of VYNE Common Stock (“VYNE Options”) on the existing terms and conditions (including with respect to vesting and accelerated vesting).

The following unaudited pro forma condensed combined financial information gives effect to the Merger, which, together with the Yarrow Pre-Closing Financing, has been accounted for as a reverse recapitalization under generally accepted accounting principles in the United States of America (“U.S. GAAP”). For further details related to the accounting for the Merger, please see Notes 1 and 3 below. All share amounts have been adjusted to reflect the Exchange Ratio, unless otherwise stated.

The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of VYNE and Yarrow as of June 30, 2026 and depicts the accounting of the transactions prepared pursuant to Article 11 of Regulation S-X (the “pro forma balance sheet transaction accounting adjustments”). The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 for VYNE and Yarrow and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025 for VYNE and the period from October 3, 2025 (inception) to December 31, 2025 for Yarrow combine the historical results of VYNE and Yarrow for those periods and depict the pro forma transaction accounting adjustments assuming that those adjustments were made as of January 1, 2025 (the “pro forma statements of operations transaction accounting adjustments”). Collectively, the pro forma balance sheet transaction accounting adjustments and the pro forma statements of operations transaction accounting adjustments are referred to as the “transaction accounting adjustments” or “pro forma adjustments.”

These unaudited pro forma condensed combined financial information and related notes have been derived from and should be read in conjunction with:

•	the historical unaudited condensed financial statements of Yarrow as of June 30, 2026 and for the six months ended June 30, 2026, and the related notes included elsewhere in the Form 8-K;

•	the historical unaudited condensed consolidated financial statements of VYNE for the six months ended June 30, 2026, and the related notes included in the Combined Company’s Quarterly Report on Form 10-Q filed with the SEC on August 13, 2026;

•	the historical audited financial statements of Yarrow as of December 31, 2025 and for the period from October 3, 2025 (inception) to December 31, 2025, and the related notes included in the definitive proxy statement/prospectus on Form S-4 filed with the SEC, most recently amended on June 3, 2026, and declared effective on June 15, 2026 (the “proxy statement/prospectus”);

•	the historical audited consolidated financial statements of VYNE for the year ended December 31, 2025, and the related notes included in the proxy statement/prospectus; and

•	the sections titled “VYNE Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Yarrow Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information relating to VYNE and Yarrow included elsewhere in the proxy statement/prospectus.

The unaudited pro forma condensed combined financial information is based on the assumptions and pro forma adjustments that are described in the accompanying notes. The pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed, including, but not limited to, additional financing and additional direct and incremental offering costs. Adjustments have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final accounting may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial information is not necessarily indicative of the financial position or results of operations in the future periods or the result that actually would have been realized had VYNE and Yarrow been a combined organization during the specified periods. The actual results reported in periods following the Merger may differ significantly from those reflected in the unaudited condensed combined pro forma financial information presented herein for a number of reasons, including, but not limited to, differences in the assumptions used to prepare this unaudited pro forma condensed combined financial information. In particular, since VYNE has discontinued its clinical program for VYN201 and is evaluating strategic opportunities for VYN202 while conducting an ongoing 12-week non-clinical toxicology study of VYN202 in dogs, the future results will be different than historical results. Additionally, since Yarrow obtained the YB-101 license in mid-December 2025, future results will be materially different than the 2025 historical results as Yarrow initiated a combined Phase 2a/Phase 2b clinical trial of YB-101 in June 2026.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2026

(In thousands, except share amounts)

	Historical
	5(A) VYNE Therapeutics Inc.	5(B) Yarrow Bioscience, Inc.	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Assets:
Current assets:
Cash and cash equivalents	$22,925	$18,670	$99,999	5(b)	$112,778
			(2,755)	5(c)
			(3,601)	5(d)
			(17,300)	5(f)
			48	5(g)
			(5,185)	5(h)
			(23)	5(j)
Restricted cash	—	105	—		105
Prepaid expenses and other current assets	601	4,509	(260)	5(e)	4,802
			(48)	5(g)
Total current assets	23,526	23,284	70,875		117,685
Property and equipment, net	78	—			78
Non-current prepaids and other assets	—	2,282	(2,282)	5(c)	—
Total assets	$23,604	$25,566	$68,593		$117,763

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$614	$2,206	$(162)	5(c)	$2,577
			(81)	5(d)
Accrued expenses and other current liabilities	928	2,944	(298)	5(c)	3,285
			(289)	5(d)
Total current liabilities	1,542	5,150	(830)		5,862
Total liabilities	1,542	5,150	(830)		5,862

Series A convertible preferred stock	—	99,850	(99,850)	5(a)	—

Stockholders’ equity (deficit)
VYNE common stock, $0.0001 par value	—	—	—		—
Yarrow common stock, $0.0001 par value	—	—	—		—
Additional paid-in capital	786,307	817	99,850	5(a)	192,152
			99,999	5(b)
			(4,577)	5(c)
			(17,300)	5(f)
			3,695	5(i)
			(23)	5(j)
			(776,616)	5(k)
Accumulated deficit	(764,245)	(80,251)	(3,231)	5(d)	(80,251)
			(260)	5(e)
			(5,185)	5(h)
			(3,695)	5(i)
			776,616	5(k)
Total stockholders’ equity (deficit)	22,062	(79,434)	169,273		111,901
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$23,604	$25,566	$68,593		$117,763

See accompanying notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2026

(In thousands, except share and per share amounts)

	Historical
	6(A) VYNE Therapeutics Inc.	6(B) Yarrow Bioscience, Inc.	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenues	$183	$—			$183
Operating expenses:
Research and development	1,605	6,185			7,790
General and administrative	5,496	3,373			8,869
Total operating expenses	7,101	9,558			16,659
Loss from operations	(6,918)	(9,558)			(16,476)
Other income, net:
Other income, net	434	301			735
Total other income, net	434	301			735
Loss from continuing operations	$(6,484)	$(9,257)			$(15,741)

Weighted average common shares outstanding, basic and diluted	857,789			6(d)	28,582,886

Net loss per share attributable to common stockholders, basic and diluted	$(7.56)				$(0.55)

See accompanying notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

(In thousands, except share and per share amounts)

	Historical
	6(C) VYNE Therapeutics Inc.	6(D) Yarrow Bioscience, Inc.	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenues	$570	$—			$570
Operating expenses:
Research and development	19,237	604	598	6(c)	20,439
Acquired in-process research and development	—	70,000			70,000
General and administrative	11,082	390	260	6(a)	20,014
			5,185	6(b)
			3,097	6(c)
Total operating expenses	30,319	70,994	9,140		110,453
Loss from operations	(29,749)	(70,994)	(9,140)		(109,883)
Other income, net:
Other income, net	3,017	—			3,017
Total other income, net	3,017	—	—		3,017
Loss from continuing operations before income taxes	(26,732)	(70,994)	(9,140)		(106,866)
Income tax expense	4	—			4
Loss from continuing operations	$(26,736)	$(70,994)	$(9,140)		$(106,870)

Weighted average common shares outstanding, basic and diluted	855,352			6(d)	28,582,544

Net loss per share attributable to common stockholders, basic and diluted	$(31.26)				$(3.74)

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of the Merger

On December 17, 2025, Yarrow entered into the Merger Agreement with VYNE, pursuant to which, among other matters, Merger Sub merged with and into Yarrow, with Yarrow surviving as a wholly owned subsidiary of VYNE and the surviving corporation of the Merger. Concurrently with the execution of the Merger Agreement, and in order to provide Yarrow with additional capital for its development programs prior to the Closing, certain existing investors entered into the Securities Purchase Agreement pursuant to which such investors purchased, immediately prior to the Merger, shares of Yarrow Common Stock or, in lieu thereof, Yarrow Pre-Funded Warrants, for gross proceeds of approximately $100.0 million.

On the Closing Date, Yarrow and VYNE completed the Merger in accordance with the terms of the Merger Agreement. In connection with the completion of the Merger, Yarrow changed its name from “Yarrow Bioscience, Inc.” to “Yarrow Bioscience Operating Company Corp.,” VYNE changed its name to “Yarrow Bioscience, Inc.” and the current business of Yarrow became the primary business of the Combined Company.

On the Closing Date, VYNE issued an aggregate of 2,130,731 shares of VYNE Common Stock to Yarrow stockholders (after giving effect to the 1-for-50 reverse stock split of VYNE Common Stock in connection with the Merger), based on the Exchange Ratio, including those shares of Yarrow Common Stock issued upon the conversion of Yarrow Preferred Stock and those shares of Yarrow Common Stock issued in the Yarrow Pre-Closing Financing. In addition, the outstanding and unexercised Yarrow Pre-Funded Warrants and certain shares of Yarrow Common Stock (including shares issued upon the conversion of Yarrow Preferred Stock and shares issued in the Yarrow Pre-Closing Financing) were converted into 25,590,346 VYNE Pre-Funded Warrants on the existing terms and conditions and outstanding Yarrow Options were converted into 2,002,282 VYNE Options on the existing terms and conditions (including with respect to vesting and accelerated vesting).

The following table summarizes the fully diluted pro forma number of shares of common stock of the Combined Company outstanding following the consummation of the transactions:

Fully Diluted Equity Capitalization Summary Upon Consummation of the Merger	Number of Shares Owned	Fully Diluted % Ownership
Yarrow securityholders, including the Yarrow Pre-Closing Financing (1)	29,723,359	97.2%
VYNE securityholders	863,241	2.8%
Total capital stock of the Combined Company	30,586,600	100.0%

(1)	Includes 25,590,346 VYNE Pre-Funded Warrants issued in exchange for shares of Yarrow Common Stock and shares of Yarrow Preferred Stock and Yarrow Pre-Funded Warrants, including those issued in the Yarrow Pre-Closing Financing, and 2,002,282 VYNE Options after reflecting the Exchange Ratio.

The employment agreements for VYNE executives include entitlement to bonus, severance and change in control payments, and in addition to any retention payments, were treated as pre-Merger compensation expense of VYNE and were reflected as a decrease in cash of VYNE. During 2025, VYNE’s office lease expired and VYNE began operating on a fully remote model. As of the Closing, VYNE has terminated its clinical trial activity and is in the process of concluding its research and development programs and any such in-process research and development assets were de minimis as of the Closing. Additionally, VYNE’s Directors & Officers (“D&O”) policy was utilized at Closing.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the Combined Company upon consummation of the Merger. The unaudited pro forma condensed combined statement of operations data for the six months ended June 30, 2026 and the unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2025 give effect to the Merger as if it had been consummated on January 1, 2025. The unaudited pro forma condensed combined balance sheet as of June 30, 2026 gives effect to the Merger and combines the historical balance sheets of VYNE and Yarrow as if the Merger had been consummated as of such date.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary accounting conclusions and estimates and the final accounting conclusions and amounts may occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the Combined Company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial information is not necessarily indicative of the financial position or results of operations in the future periods or the result that actually would have been realized had VYNE and Yarrow been a combined organization during the specified periods. The actual results reported in periods following the Merger may differ significantly from those reflected in the unaudited condensed combined pro forma financial information presented herein for a number of reasons, including, but not limited to, differences in the assumptions used to prepare this unaudited pro forma condensed combined financial information. In particular, since VYNE has discontinued its clinical program for VYN201 and is evaluating strategic opportunities for VYN202 while conducting an ongoing 12-week non-clinical toxicology study of VYN202 in dogs, the future results will be different than historical results. Additionally, since Yarrow obtained the YB-101 license in mid-December 2025, future results will be materially different than the 2025 historical results as Yarrow initiated a combined Phase 2a/Phase 2b clinical trial of YB-101 in June 2026.

3.	Accounting for the Merger

The unaudited pro forma condensed combined financial information gives effect to the Merger, which is accounted for under U.S. GAAP as an in-substance reverse recapitalization of VYNE by Yarrow, as the transaction is, in essence, the issuance of equity for VYNE’s net assets, which primarily consists of prepaids and other current assets. Under this method of accounting, Yarrow is considered the accounting acquirer for financial reporting purposes. This determination is based on the fact that, immediately following the Merger:

•	Yarrow was not a variable interest entity as it has sufficient equity at risk in order to fund its next development milestones;

•	Yarrow stockholders owned a substantial majority of the voting rights in the Combined Company;

•	Yarrow’s largest stockholder retained the largest interest in the Combined Company;

•	Yarrow designated the initial members of the board of directors of the Combined Company;

•	Yarrow’s executive management team and certain of VYNE’s current management team became the management of the Combined Company; and

•	The Combined Company was renamed “Yarrow Bioscience, Inc.”

In addition, while as of the Closing, VYNE is currently conducting an ongoing 12-week non-clinical toxicology study of VYN202 in male dogs which includes a 26-week recovery period, VYNE terminated its clinical trial activity and is in the process of concluding its research and development programs and any such in-process research and development assets were de minimis as of the Closing. Any potential future royalties from VYNE’s out-licensed product, Finacea foam, represented a potential passive revenue stream rather than ongoing operating activities. Formulation and use patents for Finacea foam currently expire in 2027 and 2029, respectively, but may experience an earlier loss of exclusivity due to generic entry. On June 11, 2026 Leo Pharma A/S informed VYNE of its decision to terminate its license agreement for Finacea foam effective as of December 31, 2026. Accordingly, upon the Closing, VYNE had no or nominal operations for accounting purposes and the Merger is treated as the equivalent of Yarrow issuing stock to acquire the net assets of VYNE. As a result of Yarrow being the accounting acquirer, Yarrow’s assets and liabilities are recorded at their pre-combination carrying amounts. VYNE’s assets and liabilities are measured and recognized at their fair values as of the effective time of the Merger, which approximate the carrying value of the acquired prepaid and other current assets, with no goodwill or other intangible assets recorded. Any difference between the consideration transferred and the fair value of the net assets of VYNE was reflected as an adjustment to additional paid-in capital. For periods prior to the Closing, the historical financial statements of Yarrow are the historical financial statements of the Combined Company.

4.	Shares of VYNE Common Stock, Options and Warrants Issued to Yarrow Stockholders upon the Closing.

At the Closing, all outstanding shares of Yarrow Common Stock, on a fully-diluted basis, were exchanged for shares of VYNE Common Stock and/or VYNE Pre-Funded Warrants, as applicable, based on the Exchange Ratio, determined in accordance with the terms of the Merger Agreement, as follows:

Shares of Yarrow Common Stock outstanding as of June 30, 2026	4,250,000
Shares of Yarrow Common Stock issuable upon conversion of Yarrow Preferred Stock	20,242,911
Shares of Yarrow Common Stock issuable upon exercise of Yarrow Options(1)	2,792,194
Shares of Yarrow Common Stock issued in connection with the Yarrow Pre-Closing Financing	1,096,125
Shares of Yarrow Common Stock issued upon exercise of Yarrow Pre-Funded Warrants issued in connection with the Yarrow Pre-Closing Financing	13,068,176
Total Yarrow fully-diluted shares prior to the Closing	41,449,406
Exchange Ratio	0.7171
Fully-diluted shares issued to Yarrow securityholders and investors participating in the Yarrow Pre-Closing Financing (2)	29,723,359

(1)	Represents the outstanding options to acquire Yarrow Common Stock. Such Yarrow Options are exercisable for shares of VYNE Common Stock after giving effect to the Merger.

(2)	Represents the total fully diluted shares issued to Yarrow securityholders at the Closing based on the Exchange Ratio.

5.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2026

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes:

5(A)  Derived from the unaudited consolidated balance sheet of VYNE as of June 30, 2026.

5(B)  Derived from the unaudited balance sheet of Yarrow as of June 30, 2026.

Pro forma Balance Sheet Transaction Accounting Adjustments:

5(a)	To reflect the exchange of all outstanding shares of Yarrow Preferred Stock, with a carrying amount of $99.8 million, into 20,242,911 shares of Yarrow Common Stock, prior to giving effect to the Exchange Ratio. The conversion and adjustment to the additional paid-in capital upon the Closing is determined as follows (in thousands):

Carrying value of the Yarrow Preferred Stock	$99,850
Issuance of Yarrow Common Stock at par value upon the Closing	—
Additional paid-in capital related to the issuance of Yarrow Common Stock upon the Closing	$99,850

5(b)	To reflect the issuance of 1,096,125 shares of Yarrow Common Stock and 13,068,176 Yarrow Pre-Funded Warrants, prior to giving effect to the Exchange Ratio, pursuant to the Yarrow Pre-Closing Financing, for an aggregate purchase price of $100.0 million. The net cash proceeds received prior to direct transaction costs from the Yarrow Pre-Closing Financing and corresponding adjustment to the additional paid-in capital upon close of the Merger is determined as follows (in thousands):

Proceeds received prior to direct and incremental transaction costs from the Yarrow Pre-Closing Financing upon the Closing	$99,999
Issuance of Yarrow Common Stock and Yarrow Pre-Funded Warrants at par value upon the Closing	—
Additional paid-in capital related to the issuance of Yarrow Common Stock and Yarrow Pre-Funded Warrants upon the Closing	$99,999

5(c)	To reflect transaction costs of $2.3 million, not yet reflected in the historical financial statements, incurred by Yarrow in connection with the Merger, and $2.3 million reflected in the historical financial statements as deferred transaction costs, such as advisory, legal and auditor fees, as a reduction in cash, a reduction in other assets and a reduction in accounts payable and accrued expenses in the unaudited pro forma condensed combined balance sheet. As the Merger is accounted for as a reverse recapitalization equivalent to the issuance of equity for the net assets, primarily prepaid assets, of VYNE, these direct and incremental costs are treated as a reduction of the net proceeds received within additional paid-in capital.

5(d)	To reflect preliminary estimated transaction costs of $3.6 million, of which $3.2 million is not yet reflected in the historical financial statements, incurred by VYNE in connection with the Merger, such as advisory, legal and auditor fees and including the estimated $0.8 million cost of a D&O tail policy, as a reduction in cash of $3.6 million, a reduction in accrued expenses of $0.3 million, a reduction of accounts payable of $0.1 million, and an increase in accumulated deficit of $3.2 million in the unaudited pro forma condensed combined balance sheet.

5(e)	To derecognize $0.3 million of VYNE’s prepaid expenses, including non-current prepaid expenses, consisting of prepaid insurance primarily related to the current D&O policy of VYNE that was fully utilized at the Closing.

5(f)	To reflect the one-time dividend of $17.3 million declared and paid on the shares of VYNE Common Stock outstanding prior to the Merger. The dividend is treated as a decrease in additional paid-in capital in the unaudited pro forma condensed combined balance sheet.

5(g)	To reflect the liquidation of VYNE’s short-term investments interest receivable, of $0.05 million into cash prior to the Closing.

5(h)	To reflect preliminary estimated incremental compensation expenses of $5.2 million related to severance and other separation benefits in connection with the termination of certain executive officers of VYNE of $3.8 million, other employees of $0.4 million and the retention of executives through the Closing of $1.0 million. The pro forma adjustment is reflected as a decrease in cash and an increase in accumulated deficit of $5.2 million.

5(i)	To reflect the one-time stock compensation expense of $3.7 million in general and administrative expense related to the acceleration of VYNE Options and VYNE restricted stock units (“VYNE RSUs”) pursuant to pre-existing grant agreements, which provide for such acceleration upon a change in control provision, which was triggered by the Merger Agreement.

5(j)	To reflect the one-time cash payment of $0.023 million to settle In the Money Parent Options (as defined in the Merger Agreement) per the terms of the Merger Agreement.

5(k)	To reflect the recapitalization of Yarrow and the derecognition of the accumulated deficit of VYNE, which is reversed to additional paid-in capital.

The derecognition of accumulated deficit of VYNE of $776.6 million is determined as follows (in thousands):

Accumulated deficit of VYNE as of June 30, 2026	$764,245
Transaction costs of VYNE, see Note 5(d)	3,231
Derecognition of VYNE prepaid insurance, see Note 5(e)	260
Compensation expense related to VYNE severance, retention bonuses and change in control payments, see Note 5(h)	5,185
Pre-Merger stock-based compensation expense for VYNE accelerated awards, see Note 5(i)	3,695
Total adjustment to derecognize the accumulated deficit of VYNE	$776,616

6.	Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes:

6(A)	Derived from the unaudited statement of operations and comprehensive loss of VYNE for the six months ended June 30, 2026.

6(B)	Derived from the unaudited statement of operations of Yarrow for the six months ended June 30, 2026.

6(C)	Derived from the audited statement of operations and comprehensive loss of VYNE for the year ended December 31, 2025.

6(D)	Derived from the audited statement of operations of Yarrow for the period October 3, 2025 (inception) through December 31, 2025.

Pro forma Statements of Operations Transaction Accounting Adjustments:

6(a)	To reflect the derecognition of VYNE’s prepaid expenses of $0.3 million related to prepaid insurance primarily related to the current VYNE D&O policy that was fully utilized at the Closing, assuming the adjustment made in Note 5(e) was made on January 1, 2025.

6(b)	To reflect preliminary estimated incremental compensation expense related to severance, retention and change in control payments recorded in general and administrative expenses of $5.2 million, resulting from pre-existing employment agreements or from approval from VYNE’s board of directors that was incurred upon the Closing, assuming that the adjustment described in Note 5(h) was made on January 1, 2025.

6(c)	To reflect the one-time stock compensation expense of $3.1 million in general and administrative expense and $0.6 million in research and development related to the acceleration of VYNE Options and VYNE RSUs pursuant to pre-existing grant agreements which provide for such acceleration upon a change in control provision, which was triggered by the Merger, assuming the adjustment made in Note 5(i) was made on January 1, 2025.

6(d)	The pro forma combined basic and diluted net loss per share has been adjusted to reflect the pro forma net loss. In addition, the number of shares used in calculating the pro forma combined basic and diluted net loss per share has been adjusted to reflect the total number of common stock of the Combined Company. Pro forma weighted average shares outstanding includes the VYNE Pre-Funded Warrants as the exercise price is negligible and they are fully vested and exercisable. For the six months ended June 30, 2026 and for the year ended December 31, 2025, the pro forma weighted average shares have been calculated as follows:

	June 30, 2026	December 31, 2025
	Basic and Diluted	Basic and Diluted
Historical weighted average number of shares of VYNE Common Stock outstanding	857,789	855,352
VYNE RSUs and ESPP purchases vested due to the Merger	4,020	6,115
Shares of VYNE Common Stock issued to Yarrow securityholders upon the Closing, assuming consummation of the Merger as of January 1, 2025, see Note 4 (1)	27,721,077	27,721,077

Pro forma combined weighted average number of common shares	28,582,886	28,582,544

(1)	Represents the shares of VYNE Common Stock issued to Yarrow securityholders at the Closing, excluding the outstanding and unvested Yarrow Options at the Closing that converted to the right to receive 2,002,282 VYNE Options, after reflecting the Exchange Ratio. The stock options are subject to the same vesting conditions (see Note 4).